Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Annual Report on Form 40-F of our report dated March 31, 2008, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Crystallex International Corporation (the "Company") for the fiscal year ended December 31, 2007, which appears in Exhibit 1.2 of this Annual Report on Form 40-F.

We also consent to the incorporation by reference into the registration statements on Forms F-1 (No. 333-08878), F-3 (Nos. 333-125380, 333-101583 and 333-91402) and S-8 (No. 333-126128) that have been filed with the Securities and Exchange Commission of our report dated March 31, 2008, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of the Company for the fiscal year ended December 31, 2007.

/s/ PricewaterhouseCoopers LLP
Toronto, Canada	PricewaterhouseCoopers LLP
March 31, 2008	Independent Registered Chartered Accountants